Exhibit 21.1
                             Subsidiaries of Issuer


Universal Power Group Inc. ("UPG"),a Texas corporation, wholly-owned by Zunicom, Inc.

AlphaNet Hospitality Systems, Inc. ("AlphaNet"), a Delaware corporation, wholly-owned by Zunicom, Inc.
















































                                    21.1-1